SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                               ----------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         CLEARVIEW CINEMA GROUP, INC.
            (Exact name of registrant as specified in its charter)

              DELAWARE                                 22-3338356
(State of incorporation or organization)            (I.R.S. employer
                                                   identification no.)

           7 WAVERLY PLACE
         MADISON, NEW JERSEY                              07940
(Address of principal executive offices)               (Zip code)

      If this form relates to the            If this form relates to the
      registration of a class of debt        registration of a class of debt
      securities and is effective upon       securities and is to become
      filing pursuant to General             effective simultaneously with
      Instruction A(c)(1) please check       the effectiveness of a
      the following box.   o                 concurrent registration
                                             statement under the Securities
                                             Act of 1933 pursuant to General
                                             Instruction A(c)(2) please check
                                             the following box.   o


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

         TITLE OF EACH CLASS                    NAME OF EACH EXCHANGE ON
         TO BE SO REGISTERED              WHICH EACH CLASS IS TO BE REGISTERED

    Common Stock, $.01 par value                  American Stock Exchange
  --------------------------------           -----------------------------------

 ---------------------------------           -----------------------------------


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:


                                      None
                                (TITLE OF CLASS)



                              Page 1 of 4 pages.
                        Exhibit index appears on page 4.

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          This Registration Statement relates to the Common Stock, $.01 par value (the "Common Stock"), to be issued by Clearview Cinema Group, Inc., a Delaware corporation (the "Company"). The information required in response to this Item with respect to the Common Stock is set forth under the caption "Description of Capital Stock" on pages 36 to 39 of the form of prospectus that is a part of the Company's Registration Statement on Form SB-2, File No. 333-27819 (the "SB-2 Registration Statement"), filed with the Securities and Exchange Commission on May 27, 1997, which information is hereby incorporated herein by reference in its entirety.


ITEM 2.     EXHIBITS.

          The following exhibits will be filed by means of an amendment hereto.


     EXHIBIT                   DESCRIPTION

      A Specimen Certificate for the Common Stock, $.01 par value, of Clearview Cinema Group, Inc.

      B Amended and Restated Certificate of Incorporation of Clearview Cinema Group, Inc.

      C     Amended and Restated By-laws of Clearview Cinema Group, Inc.

                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                      CLEARVIEW CINEMA GROUP, INC.



                                      By:   /s/ A. Dale Mayo
                                            ----------------------------
                                            A. Dale Mayo
                                            Chairman of the Board, President
                                              and Chief Executive Officer






Date:  July 16, 1997

                                 EXHIBIT INDEX


                                                              METHOD OF
EXHIBIT                   DESCRIPTION                          FILING

   A       Specimen  Certificate  for  the  Common     To be filed by amendment
           Stock,  $.01 par  value,  of  Clearview
           Cinema Group, Inc.

   B       Amended  and  Restated  Certificate  of     To be filed by amendment
           Incorporation   of   Clearview   Cinema
           Group, Inc.

   C       Amended and Restated By-laws of             To be filed by amendment
           Clearview Cinema Group, Inc.